Exhibit 99.1
LETTER OF TRANSMITTAL
Medtronic, Inc.
Offer to Exchange 4.375% Senior Notes, Series B due 2010 and 4.750% Senior Notes, Series B due 2015 (Which Will be Registered Under the Securities Act of 1933, As Amended, Prior to Closing) For Our $1,000,000,000 Aggregate Principal Amount of 4.375% Senior Notes due 2010 and 4.750% Senior Notes due 2015
Pursuant to the Exchange Offer Described in the Preliminary Prospectus Dated December 6, 2005
THE EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 6, 2005, UNLESS EXTENDED BY US (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.
Delivery to:
Wells Fargo Bank, National Association, the Exchange Agent
By Mail, Hand Delivery and Overnight Courier:
Wells Fargo Corporate Trust
c/o The Depository Trust & Clearing Corp.
TADS Department, 1st Floor
New York, NY 10041
Attn: Medtronic, Inc. Administrator
By Facsimile (for Eligible Institutions only):
(612) 667-6282
Confirmation
(800) 344-5128
      BEFORE COMPLETING THIS LETTER OF TRANSMITTAL, YOU SHOULD READ THE LETTER OF TRANSMITTAL AND THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
      Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery. If a delivery is made to Medtronic, Inc. it will not be forwarded to the Exchange Agent and therefore such delivery will not constitute a valid delivery.
      The undersigned acknowledges that he, she or it has received and reviewed the preliminary prospectus, dated December 6, 2005 (as amended or supplemented from time to time, the “Prospectus”), of Medtronic, Inc., a Minnesota corporation (the “Company”), and this Letter of Transmittal, which together constitute the Company’s offer (the “Exchange Offer”) to exchange $2,000 in principal amount of 4.375% Senior Notes, Series B due 2010 and 4.750% Senior Notes, Series B due 2015 (the “New Notes”) for each $2,000 in principal amount of 4.375% Senior Notes dues 2010 and 4.750% Senior Notes due 2015 (the “Old Notes”) of the Company held by the registered holders thereof (the “Holders”). An aggregate of up to $1,000,000,000 principal amount of New Notes will be exchanged for up to a like amount of Old Notes. Delivery of documents to the Depository Trust Company (the “Book-Entry Transfer Facility”) does not constitute delivery to the Exchange Agent.
      For each $2,000 aggregate principal amount of Old Notes accepted for exchange, the Holder of such Old Notes will receive $2,000 aggregate principal amount of New Notes. The New Notes will bear interest from their issuance. Accordingly, Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Thus, holders of Old Notes whose Old Notes whose Old Notes are accepted in the exchange will not receive any payment in respect of accrued but unpaid distributions on those Old Notes through the date of consummation of the Exchange Offer.
      This Letter is to be completed by a Holder of Old Notes. A tender of Old Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at the Book-Entry Transfer Facility pursuant to the procedures set forth in the section titled “The Exchange Offer — Procedures for Exchange,” in the Prospectus.
      The undersigned has completed the appropriate boxes below and signed this Letter to indicate the action the undersigned desires to take with respect to the Exchange Offer.
      The Undersigned understands that acceptance of tendered Old Notes by the Company for exchange will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer.
      List below the Old Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, the information required below should be listed and attached on a separate signed schedule.

DESCRIPTION OF OLD NOTES

Name(s) and Address(es) of
Registered Holder(s)	Aggregate Principal Amount of Old Notes
or (Please fill in, if blank)	Presently Held Tendered*

Total

☐	CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:
Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE TEN 10 ADDITIONAL COPIES OF THE PROSPECTUS.
Name:

Address:

      If the undersigned is not a broker-dealer, the undersigned represents that it acquired the New Notes in the ordinary course of its business, is not engaged in, and does not intend to engage in, a distribution of New Notes and it has no arrangements or understandings with any person to participate in a distribution of the New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for the Old Notes, it represents that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Act.
SIGNATURES MUST BE PROVIDED BELOW.

Ladies and Gentlemen:
      Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the aggregate amount of Old Notes indicated in this Letter of Transmittal. Subject to, and effective upon, the acceptance for exchange of the Old Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Old Notes as are being tendered hereby.
      The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the undersigned’s true and lawful agent and attorney-in-fact with respect to such tendered Old Notes with full knowledge that the Exchange Agent also acts as an agent for the Company, with full power of substitution, among other things, to cause the Old Notes to be assigned, transferred and exchanged. The undersigned hereby covenants, represents and warrants that:

•	the undersigned has full power and authority to tender, exchange, sell, assign and transfer the Old Notes tendered hereby, and to acquire New Notes issuable upon the exchange of such tendered Old Notes;

•	when the Old Notes are accepted for exchange, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the Old Notes, and not subject to any adverse claim or right when the same are accepted by the Company;

•	any New Notes acquired in exchange for Old Notes tendered hereby will have been acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the undersigned;

•	neither the Holder of such Old Notes nor any such other person is participating in, intends to participate in or has an arrangement or understanding with any person to participate in the distribution of such New Notes.

•	neither the Holder of such Old Notes nor any such other person is an “affiliate” of the Company, as defined in Rule 405 under the Securities Act;

•	the undersigned agrees that tenders of Old Notes pursuant to any of the procedures described in the accompanying instructions will constitute the undersigned’s acceptance of the terms and conditions of the Exchange Offer; and

•	the undersigned has a “net long position,” within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, in the Old Notes or equivalent securities at least equal to the Old Notes being tendered, and the tender of the Old Notes complies with Rule 14e-4.
      The New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by any Holder thereof (other than any such holder that is an “affiliate” of the Company or any of the guarantor subsidiaries of the Old Notes or the New Notes, within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holders’ business and such Holder has no arrangement with any person to participate in the distribution of such New Notes. are not holding any Old Notes that have the status of, or are reasonably likely to have the status of, an unsold allotment in the initial offering, and such Holders have no arrangement with any person to participate in the distribution of such New Notes. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If any Holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder must comply with the registration and prospectus delivery requirements of the Securities Act n connection with any resale transactions. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby. All authority conferred or agreed to be conferred in this Letter and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in the section titled “The Exchange Offer — Withdrawal of Tenders” in the Prospectus.
      Unless otherwise indicated herein in the box entitled “Special Issuance Instructions” below, please credit the account indicated above maintained at the Book-Entry Transfer Facility.
      THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED “DESCRIPTION OF OLD NOTES” ABOVE AND SIGNING THIS LETTER OF TRANSMITTAL, WILL BE DEEMED TO HAVE TENDERED THE OLD NOTES AS SET FORTH IN SUCH BOX ABOVE.

SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 2 and 3)
     To be completed ONLY if the New Notes not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.
     Issue New Notes to:
Name:

(Please Type or Print)

(Please Type or Print)

Address:

(Include Zip Code)
(Complete Substitute Form W-9)
☐  Credit unexchanged Old Notes delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below.

(Book-Entry Transfer Facility Account Number,
if applicable)
SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 2 and 3)
     To be completed ONLY if the New Notes are to be delivered to someone other than the registered holder of the Old Notes whose name(s) appear(s) above, or to such registered holder(s) at an address other than that shown above.
     Deliver New Notes to:
Name(s):

(Please Type or Print)

(Please Type or Print)

Address:

(Include Zip Code)
(Complete Substitute Form W-9)

(Book-Entry Transfer Facility Account Number,
if applicable)

PLEASE SIGN HERE TO TENDER YOUR OLD NOTES
(To be completed by all Tendering Holders)
(Complete accompanying substitute Form W-9 below)

Signature(s) of Owner(s)

Date

Area Code and Telephone Number
     If a Holder is tendering any Old Notes, this Letter of Transmittal must be signed by the registered Holder(s) as the name(s) appear(s) on the certificate(s) for the Old Notes or by any person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature is by an attorney-in-fact, trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title. SEE INSTRUCTION 2.
Name(s)

(Please Type or Print)
Capacity or Title:

Address:

(Include Zip Code)
SIGNATURE GUARANTEE
(IF REQUIRED BY INSTRUCTION 2)
Signature(s) Guaranteed by
an Eligible Institution:

(Authorized Signature)

(Title)

(Name and Firm)
Date

Area Code and Telephone Number

      IMPORTANT: THIS LETTER OF TRANSMITTAL OR A FACSIMILE HEREOF, OR AN ELECTRONIC CONFIRMATION PURSUANT TO DTC’S ATOP SYSTEM (TOGETHER WITH A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY) MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
      PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER
      1.     DELIVERY OF THIS LETTER OF TRANSMITTAL. This Letter of Transmittal, or an electronic confirmation pursuant to Depository Trust Company’s ATOP system, is to be completed by Holders of Old Notes for tenders that are made pursuant to the procedures for delivery by book-entry transfer set forth in the section titled “The Exchange Offer — Procedures for Tendering” in the Prospectus. Book-Entry Confirmation as well as a properly completed and duly executed Letter (or manually signed facsimile hereof), or an electronic confirmation pursuant to The Depository Trust Company’s ATOP system, and any other required documents, including any required signature guarantees, must be received by the Exchange Agent at the address set forth herein on or prior to the Expiration Date, or the tendering Holder must comply with the guaranteed delivery procedures set forth below. The book-entry transfer of Old Notes must be accompanied by an agent’s message (an “Agent’s Message”) confirming that DTC has received express acknowledgment from the Holder that such Holder agrees to be bound by the Letter of Transmittal and that the Letter of Transmittal may be enforced against such Holder. Electronic confirmation pursuant to DTC’s ATOP system must also include an express acknowledgment (an “Express Acknowledgment”) by the Holder that such Holder has received and agreed to be bound by the Letter of Transmittal and that the Letter of Transmittal may be enforced against such Holder. Old Notes tendered hereby must be in denominations of amount of $1,000 and any integral multiple thereof.
      The delivery of the Old Notes and all other required documents will be deemed made only when confirmed by the Exchange Agent.
      See the section titled “The Exchange Offer,” in the Prospectus.
      2. SIGNATURES ON THIS LETTER OF TRANSMITTAL; BOND POWERS AND ENDORSEMENTS; GUARANTEE OF SIGNATURES. If this Letter of Transmittal is signed by the registered Holder of the Old Notes tendered hereby, the signature must correspond exactly with the name as it appears on a security position listing as the Holder of such Old Notes in the DTC system without any change whatsoever.
      If any tendered Old Notes are owned of record by two or more joint owners, all of such owners must sign this Letter of Transmittal.
      If any tendered Old Notes are registered in different names, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations.
      When this Letter of Transmittal is signed by the registered Holder or Holders of the Old Notes specified herein and tendered hereby, no separate bond powers are required. If, however, the New Notes are to be issued to a person other than the registered Holder, then separate bond powers are required.
      If this Letter of Transmittal or any bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.
      Signatures on bond powers required by this Instruction 2 must be guaranteed by a firm which is a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each an “Eligible Institution”).
      Signatures on this Letter of Transmittal need not be guaranteed by an Eligible Institution, provided the Old Notes are tendered:

(i) by a registered Holder of Old Notes (including any participant in the DTC system whose name appears on a security position listing as the Holder of such Old Notes) who has not completed the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” on this Letter of Transmittal, or
        (ii)     for the account of an Eligible Institution.
      3.     SPECIAL ISSUANCE INSTRUCTIONS. Holders tendering Old Notes by book-entry transfer may request that Old Notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such Holder may designate hereon. If no such instructions are given, such Old Notes not exchanged will be credited to an account maintained with the Book-Entry Transfer Facility for the Old Notes.

      In the case of issuance in a different name, separate bond powers with a guaranteed signature is required and the employer identification or social security number of the person named must also be indicated.
      4.     IMPORTANT TAX INFORMATION. Federal income tax law generally requires that a tendering Holder whose Old Notes are accepted for exchange must provide the Company (as payor) with such Holder’s correct taxpayer identification number (“TIN”) on Substitute Form W-9 below, which in the case of a tendering Holder who is an individual, is his or her social security number. If the Company is not provided with the current TIN or an adequate basis for an exemption from backup withholding, such tendering Holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, the Exchange Agent may be required to withhold a portion of the amount of any reportable payments made after the exchange to such tendering Holder of New Notes. If backup withholding results in an overpayment of taxes, a refund may be obtained provided the required information is furnished to the Internal Revenue Service.
      Exempt Holders of Old Notes (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. See the attached “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” (the “W-9 Guidelines”) for additional information.
      To prevent backup withholding, each tendering Holder of Old Notes must provide its correct TIN by completing the Substitute Form W-9 set forth below, certifying, under penalties of perjury, that the TIN provided is correct (or that such Holder is awaiting a TIN), that the holder is a U.S. person (including a U.S. resident alien), and that (i) the Holder is exempt from backup withholding, (ii) the Holder has not been notified by the Internal Revenue Service (the “IRS”) that such Holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified the Holder that such Holder is no longer subject to backup withholding. If the tendering Holder of Old Notes is a nonresident alien or foreign entity not subject to backup withholding, such Holder must give the Exchange Agent as completed Form W-8BEN or such other Form W-8 as may be applicable. These forms may be obtained from the Exchange Agent. If the Old Notes are in more than one name or are not in the name of the actual owner, such Holder should consult the W-9 Guidelines for information on which TIN to report. If such Holder does not have a TIN, such Holder should consult the W-9 Guidelines for instructions on applying for a TIN, check the box in Part 3 of the Substitute W-9 and write “applied for” in lieu of its TIN. Note: Checking this box and writing “applied for” on the form means that such Holder has already applied for a TIN or that that such Holder intends to apply for one in the near future. If the box in Part 3 of the Substitute From W-9 is checked, the Exchange Agent will retain a portion of the reportable payments made to a Holder during the sixty (60) day period following the date of the Substitute Form W-9. If the Holder furnishes the Exchange Agent with his or her TIN within the sixty (60) day period following the date of the Substitute W-9, the Exchange Agent will remit such amounts retained during such sixty (60) day period to such Holder and no further amounts will be retained or withheld from payments made to the Holder thereafter. If, however, such Holder does not provide its TIN to the Exchange Agent within such sixty (60) day period, the Exchange Agent will remit such previously withheld amounts to the IRS as backup withholding and will withhold a portion of all reportable payments to the Holder thereafter until such Holder furnishes its TIN to the Exchange Agent.
      5.     TRANSFER TAXES. The Company will pay all transfer taxes, if any, applicable to the transfer of Old Notes to it or its order pursuant to the Exchange Offer. If, however, New Notes are to be registered or issued in the name of, any person other than the registered Holder of the Old Notes tendered hereby, or if tendered Old Notes are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer of Old Notes to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, no New Notes will be issued until such evidence is received by the Exchange Agent.
      6.     WAIVER OF CONDITIONS. The Company reserves the absolute right to waive or amend, in its discretion, in whole or in part, at any time prior to midnight, New York City Time, on the Expiration Date, satisfaction of any or all conditions enumerated in the Prospectus, which may result in an extension of the period of time for which the Exchange Offer is kept open.
      7.     NO CONDITIONAL TENDERS. No alternative, conditional, irregular or contingent tenders will be accepted. All tendering Holders of Old Notes, by execution of this Letter of Transmittal (or an Agent’s Message in lieu thereof), shall waive any right to receive notice of the acceptance of their Old Notes for exchange.
      The Company will determine, in its sole discretion, all questions as to the form, validity, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of the

Company or its counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion, to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tender of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.
      8.     PARTIAL TENDERS. Tenders of Old Notes will be accepted only in integral multiples of $2,000 principal amount. If a tender for exchange is to be made with respect to less than the entire principal amount of any Old Notes, fill in the principal amount of Old Notes which are tendered for exchange on the form entitled “Description of Old Notes,” as more fully described in the footnotes thereto. In the case of a partial tender for exchange, a new certificate for the remainder of the principal amount of the Old Notes, will be sent to the Holders unless otherwise indicated in the appropriate box on this Letter of Transmittal as promptly as practicable after the expiration or termination of the Exchange Offer.
      9.     WITHDRAWAL RIGHTS. Tenders of Old Notes may be withdrawn at any time prior to midnight., New York City Time, on the Expiration Date.
      For a withdrawal of a tender of Old Notes to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth above or, in the case of Eligible Institutions, at the facsimile number above, prior to midnight, New York City Time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Notes to be withdrawn (the “Depositor”), (ii) in the case of a tender by book-entry transfer, specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility, (iii) contain a statement that such Holder is withdrawing his election to have such Old Notes exchanged, (iv) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer to have the Trustee with respect to the Old Notes register the transfer of such Old Notes in the name of the person withdrawing the tender, and (v) specify the principal amount of Old Notes to be withdrawn, if not all of the Old Notes tendered by the Holder. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes that have been tendered for exchange but which are not exchanged for any reason will be credited into the Exchange Agent’s account at DTC pursuant to the book-entry transfer procedures set forth in the section titled “The Exchange Offer — Procedures for Tendering,” in the Prospectus, and such Old Notes will be credited to the account specified herein maintained with DTC for the Old Notes as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following the procedures described above at any time prior to midnight, New York City Time, on the Expiration Date.
      Tenders of Old Notes may also be withdrawn after the expiration of thirty (30) business days from the commencement date of the Exchange Offer if a tender has not yet been accepted for exchange.
      10.     REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the procedure for tendering Old Notes and requests for additional copies of the Prospectus and this Letter, and other related documents may be directed to the Company or from your broker, dealer, commercial bank, trust company or other nominee.

TO BE COMPLETED BY ALL TENDERING SHAREHOLDERS
(SEE INSTRUCTION 4)

PAYOR’S NAME

SUBSTITUTE Form W-9	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number OR Employer Identification Number

Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN) and Certification	Part 2 — Certification Under Penalties of Perjury, I certify that:

(1) The number shown on this form is my current taxpayer identification number (or I am waiting for a number to be issued to me) and

(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

(3) I am a U.S. person (including U.S. resident alien) subject to the IRS’s jurisdiction; and

	(4) Any other information provided on this form is true and correct.	Part 3 — Awaiting TIN☐

Certification Instructions — You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

Signature	Date

Name

Address

City	Zip Code

State

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
CHECK THE BOX IN PART 3 OF SUBSTITUTE FORM W-9
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center of Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of the exchange, a portion of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature	Date

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
Wells Fargo Bank, National Association
By Mail, Hand Delivery and Overnight Courier::
Wells Fargo Corporate Trust
c/o The Depository Trust & Clearing Corp.
TADS Department, 1st Floor
55 Water Street
New York, NY 10041
Attn: Medtronic, Inc. Administrator
By Facsimile (for Eligible Institutions only)
(612) 667-6282
Confirmation:
(800) 344-5128
      Any questions regarding the Exchange Offer or requests for additional copies of the Offering Circular or the Letter of Transmittal may be directed to the Company at the address and telephone numbers set forth below. A holder of Old Notes may also contact such holder’s broker, dealer, commercial bank, trust company or other nominee, for assistance regarding the Exchange Offer.
Medtronic, Inc.
710 Medtronic Parkway
Minneapolis, Minnesota 55432
(763) 514-4000